EXHIBIT 21

Schedule of Subsidiaries of Company

Name	Doing Business As	% of Ownership (1)	Place of Incorporation
1580821 Ontario Inc.			Canada
Administradora Soal S.A. de C.V.			Mexico
Advantage Technologies, Inc.		45%	Michigan
Andrews Wire Company			Missouri
Askona Block, LLC			Russia
Bergen Cable Technology, LLC			Delaware
Block Russian Holdings, Inc.			Delaware
Cable Bergen de Mexico, S.A. de C.V.			Mexico
Carreiro Holdings, S.A. de C.V.			Mexico
Carreiro S.A. de C.V.			Mexico
Changsha Pangeo Cable Industries, Ltd.		60%	China
Collier-Keyworth, Inc.	Miotto International		North Carolina
Consorcio Industrial Serrano, S.A. de C.V.			Mexico
Craftmatic/Contour Industries, Inc.		5%	Delaware
Crest-Foam Corp.	Echota Cushion, Inc.		New Jersey
Edison Foam Processing Corp.
No Sag Foam Products Company
D.T.A. Comercializaciones, S.A. de C.V.			Mexico
De Todo en Alambre de Aguascalientes, S.A. de C.V.			Mexico
DisplayPlan Limited			United Kingdom
Dresher, Inc.	Harris-Hub Company, Inc.		Delaware
Duro Metal Manufacturing, Inc.			Texas
Edmund Bell & Co., Limited			United Kingdom
Edron Fixture Corp.	Phase II Furniture and Store Fixtures Corp.		Florida
Fides s.r.l.			Italy
Flex-O-Lators, Incorporated			Missouri
Foothills Manufacturing Company			North Carolina
Fremont Wire Company			Indiana
Gateway (Textiles) Limited			United Kingdom
Gateway Holdings Limited			United Kingdom
Gateway Iberica S.r.l.		85%	Spain
GS Technologies Corporation		10%	Delaware
Guangdong Zhaoqing L&V Co. Ltd.		60%	China
Hanes CNC Services Co.			North Carolina
Hanes Companies - New Jersey, LLC	Hanes		Delaware
Hanes Companies
Hanes Converting Company
Hanes Fabrics Company
Hanes Trading Company
Hanes Companies Foundation			North Carolina
Hanes Companies, Inc.	Hanes Converting Company		North Carolina
Hanes Dye & Finishing Division
Hanes Fabrics, Inc.
Hanes Industries Division

Name	Doing Business As	% of Ownership (1)	Place of Incorporation
Hanes Companies, Inc. (continued)	Hanes Industries Engineered Materials
HCI Converting Company
VWR Textiles & Supplies Inc.
West End Textiles Company
Hanes International - France SAS			France
Hanes International UK Limited	Wellhouse		United Kingdom
Wellhouse Wire Products
Hong Kong Veilon Limited		60%	Hong Kong
Innovatech International S.A.			Greece
Inter-Spring Limited			United Kingdom
J.A. Wilson Display Ltd./Les Etalages J.A. Wilson Ltee	Fiber-Coaters		Canada
Impact Wire
J.A. Wilson Display
Les Etalages J.A. Wilson
Wilson Display
Japenamelac Corp.			Massachusetts
Jentschmann AG			Switzerland
John Pring & Son Limited			United Kingdom
Kelmax Lopez Manufacturing, S.A. de C.V.			Mexico
Kovrov Russian Holdings, Inc.			Delaware
L and P Mexico, S.A. de C.V.			Mexico
L&P (Australia) Acquisition Co. No. 1 Pty Ltd			Australia
L&P Acquisition Company - 31			Delaware
L&P Acquisition Company - 35, Inc.			Ohio
L&P Acquisition Company - 38			Illinois
L&P Acquisition Company - 43	Leggett & Platt Coated Fabrics Division		Delaware
Vantage Industries
L&P Acquisition Company - 44			Delaware
L&P Acquisition Company - 53			Delaware
L&P Acquisition Company - 56			Delaware
L&P Acquisition Company - 57			Delaware
L&P Acquisition Company - 58			Delaware
L&P Acquisition Company - 59			Delaware
L&P Acquisition Company - 60			Delaware
L&P Acquisition LLC - 1			Delaware
L&P Automotive Europe GmbH			Germany
L&P Central Asia Trading Company			Delaware
L&P Denmark ApS			Denmark
L&P Europe Limited			United Kingdom
L&P Fahrzeug - Und Matratzenkomponenten Geschaftsfuhrung GmbH			Germany
L&P Fahrzeug - Und Matratzenkomponenten GmbH & Co. KG			Germany
L&P Financial Services Co.			Delaware
L&P Hungary Ltd.		80%	Hungary
L&P International Holdings Company			Delaware
L&P Manufacturing, Inc.	Product Technologies, Inc.		Delaware
Steadley Company
Syd-Ren Industries

Name	Doing Business As	% of Ownership (1)	Place of Incorporation
L&P Materials Manufacturing, Inc.	Adcom Wire Company		Delaware
KLM Industries
Leggett & Platt Coated Fabrics Division
Rug Hold
Vantage Industries
L&P Mississippi Manufacturing, Inc.	Blazon Tube		Mississippi
Cumulus Fibres - Pontotoc
Cumulus Fibres - Verona
Masterblend, Inc.
Omega Motion
SCP
Southern Bedding
Stylelander Metal Stamping, Inc.
Super Sagless Hardware
Superior Products
TechCraft
The Mississippi Spring Co., Inc.
Tupelo Fibers
Tupelo Seating
Tupelo Sleeper
L&P Netherlands Holdings B.V.			Netherlands
L&P Partners Holding Company, Inc.			Delaware
L&P Property Management Company	L&P PMC, Inc.		Delaware
L&P Springs Denmark A/S	Logstup Traadvarefabri, Tistrup A/S		Denmark
L&P Springs Deutschland GmbH			Germany
L&P Springs Espana, S.L.			Spain
L&P Springs Italia S.r.l.			Italy
L&P Springs (Kovrov) LLC			Russia
L&P Swiss Holding Company			Switzerland
L&P tehnologije d.o.o.			Croatia
L&P TexPro, Inc.	L&P Digital Technologies		Delaware
Pathe Technology
L&P Transportation Co.			Delaware
L&P Underlay Products, Inc.			Delaware
Leaving Taos, Inc.	Leggett Southwest Carpet Cushion		Delaware
Leggett & Platt (Alberta) Ltd.			Canada
Leggett & Platt (Australia) Pty Ltd			Australia
Leggett & Platt (B.C.) Ltd.	Leggettwood		Canada
Spruceland Forest Products
Leggett & Platt (Barbados) Ltd.			Barbados
Leggett & Platt (Beijing) Bedding Components and Machinery Co. Ltd.			China
Leggett & Platt (Chengdu) Co. Ltd.			China
Leggett & Platt (Guang Zhou) Co. Ltd.			China
Leggett & Platt (Jiaxing) Co. Ltd.			China
Leggett & Platt (Ningbo) Mattress Machinery Co., Ltd.			China
Leggett & Platt (Shanghai) Bedding Machinery Co. Ltd.			China
Leggett & Platt (Shanghai) Co. Ltd.			China
Leggett & Platt (Shaoxing) Co. Ltd.			China
Leggett & Platt (Southeast Asia) Pte Ltd.			Singapore

Name	Doing Business As	% of Ownership (1)	Place of Incorporation
Leggett & Platt Administradora S.A. de C.V.			Mexico
Leggett & Platt Asia Marketing, Inc.			Delaware
Leggett & Platt Canada Holdings Ltd.			Canada
Leggett & Platt Components (Australia) Pty Ltd			Australia
Leggett & Platt Components Company, Inc.	Cameo Fibers		Delaware
Cumulus Fibres
Matrex Furniture Components, Inc.
SEMCO
SEMCO, a Leggett & Platt Company
Sterling & Adams Bentwood
Universal Stainless, Inc.
Leggett & Platt de Mexico, S.A. de C.V.			Mexico
Leggett & Platt do Brasil Ltda.			Brazil
Leggett & Platt Eastern Europe LLC			Russia
Leggett & Platt France S.A.			France
Leggett & Platt International Development Co.			Delaware
Leggett & Platt International Service Corporation			Delaware
Leggett & Platt Korea, Ltd.			South Korea
Leggett & Platt Kwang Jin Automotive Products Co., Ltd.		55%	South Korea
Leggett & Platt Ltd.	Blanchet		Canada
Blanchet Lumber
Bois J.L.P.
Bois-Aise de Roberval
Crown North America
Crown-VMS
Excell Store Fixtures
Globe Spring
Globe Spring & Cushion Company
Gor-Don Metal Products
H. Adler Textiles
L&P Plastics
L&P Plastics/Plastiques L et P
LeggettWood
LeggettWood, Levis
LeggettWood, Roberval
LeggettWood, Saint-Germain
LeggettWood, Saint-Nicolas
LeggettWood, St-Germain
LeggettWood, St-Nicolas
Lenrod Industries
Lenrod Industries, a division of Leggett & Platt Ltd.
Les Bois Blanchet
Les Industries Lenrod
Les Industries Lenrod, une division de Leggett & Platt Ltee
Les Textiles H. Adler
Masterack/Crown

Name	Doing Business As	% of Ownership (1)	Place of Incorporation
Leggett & Platt Ltd. (continued)	No-Sag Spring Company
Northfield Metal Products
Paris Spring
PMI
Purchase Marketing
Rothtex
Slot All
Slotex
The Strip Maker
Vehicle Management Systems
VMS
Weber Plastics Co.
Wiz Wire and Spring
Leggett & Platt Luxembourg Finance Company S.à.r.l.			Luxembourg
Leggett & Platt Luxembourg S.à.r.l.			Luxembourg
Leggett & Platt Middle East, Incorporated			Delaware
Leggett & Platt Office Components S.r.l.			Italy
Leggett & Platt Servicios Comerciales, S.A. de C.V.			Mexico
Leggett & Platt Servicios de Manufactura S.A. de C.V.			Mexico
Leggett & Platt Servicios Ejecutivos, S.A. de C.V.			Mexico
Leggett & Platt Servicios Productivos S.A. de C.V.			Mexico
Leggett & Platt Servicios, S.A. de C.V.			Mexico
Leggett & Platt Tax Partnership			Missouri
Leggett & Platt Turkey, Inc.			Delaware
Leggett & Platt U.K. Limited			United Kingdom
Leggett Partners, L.P.	Adcom Wire Company		Texas
Hoover Wire Company
Masterack International Limited			United Kingdom
Masterack Latinoamerica, S.A. de C.V.			Mexico
Met Displays, Inc.	Met Merchandising Concepts		Illinois
Metal Bed Rail Company, Inc.			North Carolina
Metrock Steel & Wire Company, Inc.			Alabama
MF Knitting Co. Limited			United Kingdom
Middletown Manufacturing Company			Kentucky
Modern Industries, LLC			Delaware
MPI (A Leggett & Platt Company), Inc.			Texas
MPI, Inc.			Mississippi
MZM Wire S.A. de C.V.			Mexico
MZM, S.A. de C.V.			Mexico
Nagle Industries, Inc.			Michigan
National Fibers Company			Tennessee
Northeastern Components (International) Ltd.			United Kingdom
Pace Industries de Chihuahua, S.A. de C.V.		99.998%	Mexico
Pace Industries de Mexico, S.A. de C.V.		99.998%	Mexico
Pace Industries of Mexico, L.L.C.			Delaware
Pace Industries, Inc.	Airo Die Casting, Inc.		Arkansas
Airo Die Casting, Inc. - A Leggett & Platt Company
Mo-Tech Corporation
Pace Industries Airo Die Cast Division

Name	Doing Business As	% of Ownership (1)	Place of Incorporation
Pace Industries, Inc. (continued)	St. Paul Metalcraft, Inc.
Pangeo Cable Industries, Ltd.		60%	Canada
Parthenon Metal Works, Inc.			Tennessee
Pullmaflex AB			Sweden
Pullmaflex Benelux N.V.			Belgium
Pullmaflex International B.V.			Netherlands
Pullmaflex International Limited			United Kingdom
Pullmaflex Japan KK			Japan
Pullmaflex Southern Africa (Proprietary) Limited		49%	South Africa
Pullmaflex U.K. Limited			United Kingdom
Schukra Acquisition Co. Inc.			Canada
Schukra Berndorf Ges.m.b.H.			Austria
Schukra Europa GmbH			Germany
Schukra of North America Ltd.	Schukra Manufacturing		Canada
Schukra USA, Inc.			Michigan
SCHUKRA-Geratebau AG			Austria
Solon Specialty Wire Co.			Delaware
Southwest Carpet Pad, Inc.			California
Spuhl AG			Switzerland
SR Holbrook Limited			United Kingdom
Sterling Steel Company, LLC			Delaware
Talbot Industries, Inc.			Missouri
Technical Plastics Corporation			Missouri
Unique Molded Products, Inc.			Delaware
Vantage Industries, Inc.			Georgia
Wichita Wire, Inc.			Kansas
Wuxi Leggett & Platt-Huaguang Automobile Parts Co. Ltd.		60%	China
Wyn Products Pty Ltd			Australia

(1)	Percent of ownership is shown if less than one hundred percent.